UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2005 (October 31, 2005)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 31, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,”“we,”“our” or “us”) entered into an agreement with BGO Investments, an unaffiliated third party, assigning their 6.25% interest in Behringer Harvard 4245 Central LP, a Texas limited partnership (the “Central Partnership”) to us effective as of October 31, 2005. The Central Partnership was originally formed to purchase a six-story office building containing approximately 87,292 rentable square feet, located on approximately 0.66 acres of land just north of downtown Dallas, Texas, one block north of Fitzhugh Avenue at the southwest corner of Lee Street and North Central Expressway (the “Central Property”). The contract purchase price of the Central Property was $7,737,500 when it was originally purchased by the Central Partnership on August 17, 2004. The Central Property is held by the Central Partnership, in which Behringer Harvard 4245 Central GP, LLC, our wholly-owned subsidiary (the “Subsidiary”), is the general partner with an ownership interest of 0.1%. Prior to the assignment of interest described herein, the limited partners were Realty America Group (4245 Central, LP), BGO Investments and us with 37.5%, 6.25% and 56.15% ownership interests in the Central Partnership, respectively. We agreed to purchase the additional 6.25% interest held by BGO Investments for cash consideration of $181,044 and the assumption of BGO Investments’ share of the Central Partnership debt. We purchased the interest entirely through the use of cash on hand. As a result, we and our Subsidiary have a combined interest in the Central Partnership of 62.5%. The assignment agreement irrevocably and unconditionally releases BGO Investments from all liabilities and obligations arising from the Central Partnership agreement.

The foregoing description of the Behringer Harvard 4245 Central Assignment of Partnership Interests Agreement is qualified in its entirety by reference to such agreement, which has been filed as an exhibit to this Form 8-K and is incorporated herein as follows.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 31, 2005, we acquired an additional 6.25% interest in the Central Partnership, that had been held by an unaffiliated third party, pursuant to the Behringer Harvard 4245 Central Assignment of Partnership Interests Agreement described above in Item 1.01 above and filed as an exhibit to this Form 8-K. As a result, the combined interest in the Central Partnership that is held by us and our Subsidiary has increased from 56.25% to 62.5%.

Item 9.01    Financial Statements and Exhibits.

(c)        Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Assignment of Partnership Interests between BGO Investments and Behringer Harvard Short-Term Opportunity Fund I LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
	By:	Behringer Harvard Advisors II LP, Co-General Partner
Dated: November 4, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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